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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.


                                                     JURISDICTION
NAME OF COMPANY                                    OF INCORPORATION
---------------                                    ----------------
Beckman Coulter Canada Inc.                        Canada
Beckman Coulter Eurocenter S.A.                    Switzerland
Beckman Coulter Espana S.A.                        Spain

Beckman Coulter France S.A.                        France
Beckman Coulter G.m.b.H.                           Germany
Beckman Coulter Holdings G.m.b.H.                  Germany

Beckman Coulter Hong Kong Ltd.                     Hong Kong
Beckman Coulter International S.A.                 Switzerland
Beckman Coulter Ireland Inc.                       Panama

Beckman Coulter K.K.                               Japan
Beckman Coulter S.p.A.                             Italy
Beckman Coulter United Kingdom Ltd.                England

Coulter Corporation                                Delaware